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                                                                EXHIBIT 10.5(A)

                           AUTOMATIC DATA PROCESSING, INC.
                        SUPPLEMENTAL OFFICERS' RETIREMENT PLAN

    Paragraph 3.1(b) of the Supplemental Officers' Retirement Plan is amended to read as follows:

         "(b)      In addition, the Annual Plan Benefits otherwise payable to a
    Participant under the Plan's basic benefit formula set forth in Section 3.1(a) above shall be reduced to the extent necessary to cause the total of
    (i) Participant's Annual Plan Benefits and (ii) Participant's annual Other Retirment Benefits not to exceed 60% of Participant's Final Average Annual Pay."